UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

HIGHWATER ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US State Hwy 14, P.O. Box 96, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 29, 2012, Mark Peterson resigned his position as Chief Financial Officer of Highwater Ethanol, LLC (the "Company"). Effective August 29, 2012, the Company's Chief Executive Officer, Brian Kletscher, was appointed to also serve as Interim Chief Financial Officer until such time as the Company completes the hiring of a new Chief Financial Officer.

Brian Kletscher, 51, was hired to serve as Chief Executive Officer on November 6, 2008. Prior to November 6, 2008, Mr. Kletscher had served as Chairman of the Board of Governors. Brian Kletscher served as County Commissioner of Redwood County, Minnesota until January 2, 2009. Mr. Kletscher's duties included but were not limited to, budgets, financial operations, approving capital purchases, personnel committee and building projects. Mr. Kletscher owned and operated Kletscher Farms until December 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: August 29, 2012	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer
and Interim Chief Financial Officer